Exhibit 99.1

Rocket Fuel to be acquired by Sizmek

Rocket Fuel pre-announces second quarter 2017 earnings

REDWOOD CITY, Calif. July 18, 2017 — Rocket Fuel (NASDAQ: FUEL), a predictive marketing platform, today announced that it has entered into a definitive agreement to be acquired by Sizmek Inc., the largest people-based creative optimization and data activation platform delivering impressions that inspire. Sizmek is an affiliate of Vector Capital.

Under the terms of the merger agreement with Sizmek, which has been unanimously approved by Rocket Fuel’s board of directors, an affiliate of Sizmek will commence a tender offer for all of the outstanding shares of Rocket Fuel’s common stock for $2.60 per share in cash. This represents an enterprise value for Rocket Fuel of approximately $145 million.

The proposed combination with Sizmek brings Rocket Fuel’s media optimization and industry leading AI-enabled decisioning to Sizmek’s omni-channel creative optimization and data activation platform, marking the next logical step in marketing automation. Combined, the two companies connect more than 20,000 advertisers and 3,600 agencies to audiences in over 70 countries around the globe, and service a client base comprised of an overwhelming majority of the world’s most recognized brands and agencies.

Under the terms of the merger agreement, Rocket Fuel has a go-shop right to solicit third party alternative acquisition proposals for the next 30 days.

Completion of the acquisition is subject to customary closing conditions, including a majority of the outstanding shares of Rocket Fuel’s common stock having been tendered in the tender offer and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The parties expect the transaction to be completed in third quarter of 2017.

Needham & Company, LLC is serving as financial advisor to Rocket Fuel. Wilson Sonsini Goodrich & Rosati, Professional Corporation is acting as Rocket Fuel’s legal advisor. Kirkland & Ellis LLP is acting as Sizmek’s legal advisor.

In addition to the acquisition by Sizmek, Rocket Fuel today announced selected preliminary, unaudited financial results for the three months ended June 30, 2017. Rocket Fuel expects second quarter 2017 Spend to decline approximately 20% year over year to $95 million to $96 million. Net Revenue for the second quarter of 2017 is expected to decline approximately 36% year over year to $42 million to $43 million. Rocket Fuel’s Platform Solutions business grew approximately 77% compared to the prior year quarter, and the Media Services business declined approximately 41% compared with the prior year quarter. Company Media Margin declined approximately 11% from the prior year quarter. These factors contributed to an estimated Adjusted EBITDA loss of approximately $3 million to $4 million for the second quarter of 2017, compared with a $4.2 million Adjusted EBITDA profit in the second quarter of 2016. Rocket Fuel expects its ending second quarter cash position will be roughly flat with the first quarter of 2017 at $62 million to $63 million, and total debt and capital lease obligations will be approximately $83 million to $84 million.

Rocket Fuel expects the Spend, Net Revenue and Adjusted EBITDA trajectory noted above to continue during the second half of 2017 and, as a result, it expects its second half 2017 financial results will be materially below current analysts’ expectations and last year’s performance.

Rocket Fuel will provide final financial results and file its second quarter Form 10-Q on or about August 9, 2017. Due to the pending acquisition by Sizmek, Rocket Fuel will not host an earnings call.

About Rocket Fuel

Rocket Fuel Inc. is a predictive marketing software company that uses artificial intelligence to empower agencies and marketers to anticipate people’s need for products and services. Headquartered in Redwood City, Calif., Rocket Fuel has more than 20 offices worldwide and trades on the NASDAQ Global Select Market under the ticker symbol “FUEL.” Rocket Fuel, the Rocket Fuel logo, Moment Scoring, Advertising That Learns and Marketing That Learns are trademarks or registered trademarks of Rocket Fuel Inc. in the United States and other countries.

Advertising That Learns and Marketing That Learns are trademarks or registered trademarks of Rocket Fuel Inc. in the United States and other countries.

About Sizmek

Sizmek creates impressions that inspire through its people-based creative optimization platform. In the digital world, creating impressions that inspire is vital to building meaningful, long-lasting relationships with your customers. Sizmek provides powerful, integrated solutions so creative and data work together, optimizing campaigns across all media. When your messages resonate, your impact amplifies, and your business reaches new heights. Sizmek operates its platform in more than 70 countries, with local offices providing award-winning service throughout North America, EMEA, LATAM, and APAC, and connecting more than 20,000 advertisers and 3,600 agencies to audiences around the world, serving over 2.3 trillion impressions each year.

Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events, including but not limited to the acquisition of Rocket Fuel Inc. (“Rocket Fuel”) by Sizmek Inc. (“Sizmek”), the capabilities of the combined company following the acquisition, final second quarter 2017 financial results, and Rocket Fuel’s expectations for its Media Services business and second half financial results. Words such as “expect,” “believe,” “intend,” “plan,” “goal,” “focus,” “anticipate,” and other similar words are also intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation, due to: second quarter 2017 close adjustments, uncertainties as to the timing of the tender offer and the acquisition; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the acquisition; the effects of disruption from the tender offer or acquisition on Rocket Fuel’s business; the fact that the announcement and pendency of the tender offer and acquisition may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the effects of disruption caused by the tender offer or acquisition making it more difficult to maintain relationships with employees, customers, vendors and other business partners; and the risk that stockholder litigation in connection with the tender offer or the acquisition may result in significant costs of defense, indemnification and liability.

Additional factors that could cause actual results to differ materially from those anticipated are under the caption “Risk Factors” in Rocket Fuel’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2017 and in subsequent SEC filings. These forward-looking statements are made as of the date of this press release, and Rocket Fuel expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein or therein to reflect events that occur or circumstances that exist after the date on which the statements were made.

Important Additional Information and Where to Find It

In connection with the proposed acquisition of Rocket Fuel Inc. (“Rocket Fuel”), Sizmek Inc. (“Sizmek”), through an affiliate, will commence a tender offer for all of the outstanding shares of Rocket Fuel. The tender offer has not commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Rocket Fuel. It is also not a substitute for the tender offer materials that Sizmek will file with the Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time that the tender offer is commenced, Sizmek will file tender offer materials on Schedule TO with the SEC, and Rocket Fuel will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY ROCKET FUEL’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer materials and the solicitation/recommendation statement will be made available to Rocket Fuel’s stockholders free of charge. A free copy of the tender offer materials and the solicitation/recommendation statement will also be made available to all of Rocket Fuel’s stockholders by contacting Rocket Fuel at ir@rocketfuel.com or by phone at (650) 481-6082, or by visiting Rocket Fuel’s website (www.rocketfuel.com). In addition, the tender offer materials and the solicitation/recommendation statement (and all other documents filed by Rocket Fuel with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. ROCKET FUEL’S STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER MATERIALS AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER

RELEVANT DOCUMENTS FILED BY SIZMEK OR ROCKET FUEL WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, SIZMEK AND ROCKET FUEL.

Contacts

Investor Relations:

The Blueshirt Group

Whitney Kukulka, 650-481-6082

ir@rocketfuel.com

Or

Media Contact:

Bite for Rocket Fuel:

Chris Kraeuter, 415-365-0396

Rocket_Fuel@biteglobal.com

Source: Rocket Fuel